Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

16-17

Contacts:	Derrick Jensen, CFO	Media - Deborah Buks and Molly LeCronier
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-869-0707
713-629-7600

QUANTA SERVICES REPORTS 2016 THIRD QUARTER RESULTS

Diluted EPS from Continuing Operations of $0.47

Non-GAAP Adjusted Diluted EPS from Continuing Operations of $0.55

Record Twelve-Month Backlog

Record Oil & Gas Infrastructure Services Revenues

HOUSTON – November 3, 2016 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2016. Revenues in the third quarter of 2016 were $2.04 billion and net income from continuing operations attributable to common stock was $73.1 million, or $0.47 per diluted share. Revenues in the third quarter of 2015 were $1.94 billion and net income from continuing operations attributable to common stock was $43.2 million, or $0.23 per diluted share. Adjusted diluted earnings per share from continuing operations (a non-GAAP measure) was $0.55 for the three months ended September 30, 2016 compared to $0.30 for the three months ended September 30, 2015.

“Our third quarter results were solid, driven by sound execution in our base electric power business and the addition of numerous large pipeline projects that moved into construction during the third quarter. Importantly, our expectation for a much improved second half of the year remains intact, and we believe our financial results are beginning to demonstrate the earnings potential of the company,” said Duke Austin, president and chief executive officer of Quanta Services. “Positive end market drivers are firmly in place, Quanta’s differentiated solutions continue to strengthen our competitive position and we expect continued strong demand for our services as we look to 2017.”

RECENT HIGHLIGHT

•	Joint Venture Selected to Construct the Atlantic Coast Pipeline - In September 2016, Spring Ridge Constructors, LLC, a joint venture that includes Price Gregory International, Inc., a Quanta Services company, was selected to construct the Atlantic Coast Pipeline, a proposed 600-mile natural gas pipeline planned to run from Harris County, W. VA to Robeson County, N.C. Pending receipt of the required regulatory approvals, construction of the project is expected to begin in late 2017 and completion is expected in the second half of 2019. This project is not yet reflected in backlog, primarily due to its ongoing permitting and approval process.

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RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

Revenues in the nine months ended September 30, 2016 were $5.55 billion compared to revenues of $5.67 billion in the first nine months of 2015. Net income from continuing operations attributable to common stock was $110.2 million, or $0.70 per diluted share, in the nine months ended September 30, 2016 compared to net income from continuing operations attributable to common stock of $122.9 million, or $0.59 per diluted share, in the first nine months of 2015. Included in Quanta’s operating results for the nine months ended September 30, 2016 were losses of approximately $54.8 million ($33.4 million net of tax, or $0.21 per diluted share) on a power plant construction project in Alaska that resulted from ongoing engineering and production issues. Included in Quanta’s operating results for the nine months ended September 30, 2015 were losses of $45.0 million ($29.8 million net of tax, or $0.14 per diluted share) related to the same project in Alaska and an electric transmission project in Canada.

Adjusted diluted earnings per share from continuing operations (a non-GAAP measure) was $0.96 for the nine months ended September 30, 2016 compared to $0.81 for the first nine months of 2015. The adjusted diluted earnings per share measures used in this earnings release are calculated as GAAP diluted earnings per share before acquisition and integration costs, amortization of intangible assets, non-cash compensation expense, and certain other items that affect comparability of results between periods. See the attached table for a reconciliation of adjusted diluted earnings per share (a non-GAAP measure) to GAAP diluted earnings per share from continuing operations for the three and nine months ended September 30, 2016 and 2015.

Quanta completed five acquisitions during the first nine months of 2016 and one acquisition during the fourth quarter of 2015. Therefore, Quanta’s results for the three and nine months ended September 30, 2016 included these acquisitions from the respective acquisition dates and are compared to the pre-acquisition historical results for the three and nine months ended September 30, 2015.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog that the company is executing on and the opportunities that are expected to materialize during the remainder of 2016. The following forward-looking statements are based on current expectations, and actual results may differ materially.

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As a result of several factors, Quanta has adjusted its full year financial expectations for 2016. First, several items that impacted results in the third quarter have also affected our full year financial expectations. These items include a $2.3 million endowment contribution to establish a business relationship and a workforce development program with a university, $3 million in incremental costs associated with the power plant project in Alaska, and a meaningfully higher tax rate for the third quarter and now a higher expected tax rate for the year. The higher tax rate is partly due to a lower proportion of income before taxes from international jurisdictions, which are generally taxed at lower statutory rates. In particular, delays on a Latin American concession project is expected to push more of the low tax income into 2017. Further, as part of filing our 2015 federal tax return, we had changes in estimates related to amounts qualifying for the domestic manufacturing tax deduction. Against our original estimates for the last six months of the year, these items added up to approximately $0.06 in the aggregate.

In addition, the anticipated timing of revenues and corresponding income contributions associated with certain projects in progress has shifted from 2016 to 2017, primarily due to permitting delays. As a result of this and the previously discussed items, Quanta expects revenues for the full year 2016 to range between $7.65 and $7.75 billion and diluted earnings per share from continuing operations to be $1.17 to $1.22. Quanta expects adjusted diluted earnings per share from continuing operations (a non-GAAP measure) for the full year 2016 to be $1.51 to $1.56. See the attached table for a reconciliation of estimated adjusted diluted earnings per share from continuing operations to estimated GAAP diluted earnings per share from continuing operations for the full year 2016.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other non-GAAP to GAAP measures not included in the tables attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for November 3, 2016 at 9:00 a.m. Eastern Time. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter 2016 Earnings Conference Call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s website at www.quantaservices.com. To listen to the call live on the Internet, please visit the Quanta Services website at least 15 minutes early to register and download and install any necessary

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audio software. For those who cannot listen to the live event, an archive will be available shortly after the call on the company’s website. A telephonic replay will also be available following the live call through November 11, 2016 by dialing 1-877-660-6853. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, by calling 713-341-7260 or emailing investors@quantaservices.com.

GET THE QUANTA SERVICES IR APP AND FOLLOW QUANTA SERVICES IR ON SOCIAL MEDIA

The Quanta investor relations (IR) app for iPhone, iPad and Android mobile devices is available for free at Apple’s App Store for the iPhone and iPad and at Google Play for Android mobile devices. The Quanta IR app allows users to navigate the company’s investor relations materials including the latest press releases, SEC filings, presentations, videos, audio cast conference calls and stock price information. Sharing functionality via email, Twitter and Facebook is available, as well as the ability for investors to be notified when new information is posted to Quanta’s IR app.

Additionally, investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors & Media section.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and oil and gas industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy infrastructure. With operations throughout the United States, Canada and Australia and in select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; business or financial outlook, growth or opportunities in particular markets; backlog; future capital allocation initiatives, including the amount, timing, availability, and strategy with respect to any future stock repurchases; the ability to deliver increased value and return capital to shareholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and oil and natural gas pipeline projects and their impact on Quanta’s business or the demand for Quanta’s services; the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or demand for Quanta’s services; the impact of renewable energy initiatives, including mandated state renewable portfolio standards, the economic stimulus package and other existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the potential benefits from acquisitions; the expected outcome of pending and threatened litigation; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; the current economic and regulatory conditions and trends in the industries Quanta serves; and possible recovery on pending or contemplated change orders or affirmative claims against customers or third parties, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic or political conditions outside of the control of Quanta; quarterly variations in operating results; adverse economic and financial conditions, including weakness in capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which Quanta bids or is otherwise discussing with customers; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of available skilled employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse impacts from weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; potential failure of renewable energy initiatives, the economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; the possibility of further increases in the liability associated with Quanta’s withdrawal from a multiemployer pension plan; liabilities for claims that are self-insured or not insured; unexpected costs or liabilities that may arise from lawsuits or indemnity claims asserted against Quanta; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on Quanta’s customers’ capital programs and the resulting impact on demand for Quanta’s services; the future development of natural resources in shale formations; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, including those related to awards of stimulus funds, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives for or government funding of projects, including stimulus projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies and compliance with the laws of foreign jurisdictions as well as the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities relating to occupational health and safety matters; Quanta’s dependence on suppliers, subcontractors and equipment manufacturers; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit and cash, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; rapid technological and structural changes that could reduce the demand for Quanta’s services; the impact of increased healthcare costs arising from healthcare reform legislation; the impact of regulatory changes on labor costs; the impact of significant fluctuations in foreign currency exchange rates; the business, accounting or other effects from the sale of Quanta’s fiber optic licensing operations; potential claims, damages or injunctive relief associated with prior dispositions of businesses; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2016 and June 30, 2016 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2016 and 2015

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$2,042,186	$1,939,438	$5,548,353	$5,673,164
Cost of services (including depreciation)	1,739,604	1,704,223	4,842,241	4,972,538

Gross profit	302,582	235,215	706,112	700,626
Selling, general and administrative expenses	164,325	145,687	479,456	441,073
Amortization of intangible assets	8,094	8,650	23,730	25,674

Operating income	130,163	80,878	202,926	233,879
Interest expense	(3,726)	(2,021)	(10,898)	(5,096)
Interest income	874	346	2,031	1,118
Equity in losses of unconsolidated affiliates	(89)	—	(648)	(314)
Other income (expense), net	841	(1,070)	378	(1,416)

Income from continuing operations before income taxes	128,063	78,133	193,789	228,171
Provision for income taxes (a)	54,516	32,389	82,654	94,574

Net income from continuing operations	73,547	45,744	111,135	133,597
Net income from discontinued operations	605	173,212	605	193,109

Net income	74,152	218,956	111,740	326,706
Less: Net income attributable to non-controlling interests	410	2,568	940	10,725

Net income attributable to common stock	$73,742	$216,388	$110,800	$315,981

Amounts attributable to common stock:
Net income from continuing operations	$73,137	$43,176	$110,195	$122,872
Net income from discontinued operations	605	173,212	605	193,109

Net income attributable to common stock	$73,742	$216,388	$110,800	$315,981

Earnings per share attributable to common stock - basic and diluted:
Continuing operations	$0.47	$0.23	$0.70	$0.59
Discontinued operations	0.01	0.92	—	0.94

Net income attributable to common stock	$0.48	$1.15	$0.70	$1.53

Weighted average shares used in computing earnings per share:
Basic	155,024	188,951	158,090	206,181

Diluted	155,024	188,961	158,090	206,193

(a)	Provisions for income taxes for the three and nine months ended September 30, 2016 were higher primarily due to a lower proportion of income before taxes from international jurisdictions, which are generally taxed at lower statutory rates, as well as changes in estimates related to amounts that qualify for the domestic manufacturing tax deduction.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$117,366	$128,771
Accounts receivable, net	1,565,080	1,621,133
Costs and estimated earnings in excess of billings on uncompleted contracts	497,846	317,745
Inventories	89,109	75,285
Prepaid expenses and other current assets	135,950	134,585

Total current assets	2,405,351	2,277,519
PROPERTY AND EQUIPMENT, net	1,165,687	1,101,959
OTHER ASSETS, net	95,636	76,333
OTHER INTANGIBLE ASSETS, net	197,556	205,074
GOODWILL	1,612,238	1,552,658

Total assets	$5,476,468	$5,213,543

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term borrowings	$5,061	$7,067
Accounts payable and accrued expenses	928,487	782,134
Billings in excess of costs and estimated earnings on uncompleted contracts	310,993	399,230
Current liabilities of discontinued operations	1,367	15,313

Total current liabilities	1,245,908	1,203,744
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	482,399	475,364
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	471,576	446,620

Total liabilities	2,199,883	2,125,728

TOTAL STOCKHOLDERS’ EQUITY	3,273,936	3,085,494
NON-CONTROLLING INTERESTS	2,649	2,321

TOTAL EQUITY	3,276,585	3,087,815

Total liabilities and equity	$5,476,468	$5,213,543

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2016 and 2015 (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below (in thousands, except percentages).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
Revenues:
Electric Power Infrastructure Services	$1,222,432	59.9%	$1,183,151	61.0%	$3,568,521	64.3%	$3,645,767	64.3%
Oil and Gas Infrastructure Services	819,754	40.1	756,287	39.0	1,979,832	35.7	2,027,397	35.7

Consolidated revenues	$2,042,186	100.0%	$1,939,438	100.0%	$5,548,353	100.0%	$5,673,164	100.0%

Operating income (loss):
Electric Power Infrastructure Services (a)	$118,998	9.7%	$76,948	6.5%	$282,256	7.9%	$273,967	7.5%
Oil and Gas Infrastructure Services	65,661	8.0	58,874	7.8	83,401	4.2	119,002	5.9
Corporate and Non-Allocated Costs (b)	(54,496)	N/A	(54,944)	N/A	(162,731)	N/A	(159,090)	N/A

Consolidated operating income	$130,163	6.4%	$80,878	4.2%	$202,926	3.7%	$233,879	4.1%

(a)	Included in operating income for the Electric Power Infrastructure Services segment for the three and nine months ended September 30, 2016 were $3.0 million and $54.8 million of losses related to a power plant construction project in Alaska. Included in operating income for the Electric Power Infrastructure Services segment for the three and nine months ended September 30, 2015 were $3.7 million and $45.0 million of losses related to the same power plant construction project in Alaska and an electric transmission project in Canada completed in the third quarter of 2015.
(b)	Included in Corporate and Non-Allocated Costs for the three and nine months ended September 30, 2016 was a $2.3 million endowment contribution to establish a business relationship and a workforce development program with a university.

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles (GAAP); however, it is a common measurement used in the industry. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies. Quanta’s backlog represents the amount of consolidated revenue that it expects to realize from future work under construction contracts, long-term maintenance contracts and master service agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, Quanta includes 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following table presents Quanta’s total backlog by reportable segment as of September 30, 2016, December 31, 2015 and September 30, 2015, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	September 30, 2016		December 31, 2015		September 30, 2015
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$3,363.2	$6,519.6	$3,307.9	$6,312.9	$3,387.4	$6,236.8
Oil and Gas Infrastructure Services	2,402.3	3,323.3	1,900.8	3,074.0	2,085.5	3,410.9

Total	$5,765.5	$9,842.9	$5,208.7	$9,386.9	$5,472.9	$9,647.7

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Quanta Services, Inc. and Subsidiaries

For the Three and Nine Months Ended September 30, 2016 and 2015

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share from Continuing Operations

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share from continuing operations, when used in connection with diluted earnings per share, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income from continuing operations attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) severance costs related to the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within Quanta’s Oil and Gas Infrastructure segment are not regularly occurring items; and (v) the cumulative revaluation of certain deferred tax liabilities associated with an Alberta provincial income tax law change is not a regularly occurring item. Because adjusted diluted earnings per share, as defined, excludes some, but not all, items that affect net income from continuing operations attributable to common stock, adjusted diluted earnings per share as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income from continuing operations attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of adjusted net income from continuing operations attributable to common stock:
Net income from continuing operations attributable to common stock (GAAP as reported)	$73,137	$43,176	$110,195	$122,872
Adjustments:
Impact of Alberta tax law change (a)	—	—	—	4,982
Severance and restructuring charges (b)	—	—	6,352	—
Acquisition and integration costs	970	3,141	3,053	6,823
Income tax impact of adjustments (c)	(257)	(930)	(3,092)	(1,614)

Adjusted net income from continuing operations attributable to common stock before certain non-cash adjustments	73,850	45,387	116,508	133,063
Non-cash stock-based compensation	9,746	9,523	31,259	28,708
Amortization of intangible assets	8,094	8,650	23,730	25,674
Income tax impact of non-cash adjustments (c)	(6,229)	(6,556)	(19,845)	(19,567)

Adjusted net income from continuing operations attributable to common stock	$85,461	$57,004	$151,652	$167,878

Weighted average shares:
Weighted average shares outstanding for basic earnings per share	155,024	188,951	158,090	206,181
Effect of dilutive stock options	—	10	—	12

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	155,024	188,961	158,090	206,193

Diluted earnings per share from continuing operations and adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$0.47	$0.23	$0.70	$0.59

Adjusted diluted earnings per share from continuing operations	$0.55	$0.30	$0.96	$0.81

(a)	The amount for the nine months ended September 30, 2015 reflects the elimination of the non-recurring impact of the cumulative revaluation of certain deferred tax liabilities pursuant to an Alberta provincial income tax law change that became effective as of June 1, 2015.

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(b)	The amount for the nine months ended September 30, 2016 reflects the elimination of severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the Oil and Gas Infrastructure Services segment.
(c)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries

For the Year Ended December 31, 2016

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share from Continuing Operations

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share from continuing operations, when used in connection with diluted earnings per share, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income from continuing operations attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity and (iv) severance costs related to the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within Quanta’s Oil and Gas Infrastructure segment are not regularly occurring items. Because adjusted diluted earnings per share, as defined, excludes some, but not all, items that affect net income from continuing operations attributable to common stock, adjusted diluted earnings per share as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income from continuing operations attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

	Estimated Range
	Full Year Ended
Estimated	December 31, 2016
Reconciliation of estimated adjusted net income from continuing operations attributable to common stock:
Net income from continuing operations attributable to common stock (as defined by GAAP)	$184,500	$192,500
Severance and restructuring charges (a)	6,352	6,352
Acquisition and integration costs	3,053	3,053
Income tax impact of adjustments (b)	(3,092)	(3,092)

Adjusted net income from continuing operations attributable to common stock before certain non-cash adjustments	190,813	198,813
Non-cash stock-based compensation	40,800	40,800
Amortization of intangible assets	31,700	31,700
Income tax impact of non-cash adjustments (b)	(26,500)	(26,500)

Estimated adjusted net income from continuing operations attributable to common stock	$236,813	$244,813

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	157,300	157,300

Estimated diluted earnings per share from continuing operations and estimated adjusted diluted earnings per share from continuing operations:
Estimated diluted earnings per share from continuing operations	$1.17	$1.22

Estimated adjusted diluted earnings per share from continuing operations	$1.51	$1.56

(a)	The amount reflects the elimination of severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the Oil and Gas Infrastructure Services segment.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.